Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON TRUST, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

16-1486454

(I.R.S. employer identification no.)

1100 North Market Street

Wilmington, DE 19890-0001

(Address of principal executive offices)

Kyle Barry

Senior Vice President

Wilmington Trust Company

285 Delaware Ave.

Buffalo, NY 14202

(716) 839-6909

(Name, address and telephone number of agent for service)

USCB Financial Holdings, Inc.

(Exact name of obligor as specified in its charter)

Florida	87-4070846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2301 N.W. 87th Avenue

Doral, FL 33172

(Address of principal executive offices, including zip code)

Subordinated Debt Securities

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of Currency, Washington, D.C.

Federal Deposit Insurance Corporation, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 3 – 15. Not applicable.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Charter for Wilmington Trust, National Association.

2.

The authority of Wilmington Trust, National Association to commence business was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 above.

3.	The authorization to exercise corporate trust powers was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 above.

4.	A copy of the existing By-Laws of Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of this Form T-1.

5.	Not applicable.

6.	The consent of Wilmington Trust, National Association as required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6 of this Form T-1.

7.

Current Report of the Condition of Wilmington Trust, National Association, published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7 of this Form T-1.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Iselin and State of New Jersey on the 7th day of November, 2025.

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

EXHIBIT 1

CHARTER OF WILMINGTON TRUST, NATIONAL ASSOCIATION

ARTICLES OF ASSOCIATION

OF

WILMINGTON TRUST, NATIONAL ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following articles of association:

FIRST. The title of this association shall be Wilmington Trust, National Association.

SECOND. The main office of the association shall be in the City of Wilmington, County of New Castle, State of Delaware. The general business of the association shall be conducted at its main office and its branches.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, unless the OCC has exempted the bank from the 25-member limit. The exact number is to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with an aggregate par, fair market or equity value $1,000. Determination of these values may be based as of either (i) the date of purchase or (ii) the date the person became a director, whichever value is greater. Any combination of common or preferred stock of the association or holding company may be used.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which:

1)	exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or

2)

exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the bank from the 25-member limit.

Directors shall be elected for terms of one year and until their successors are elected and qualified. Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefor in the bylaws, or, if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed, or in the event of a legal holiday on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days advance notice of the time, place and purpose of a shareholders’ meeting shall be given to the shareholders by first class mail, unless the OCC determines that an emergency circumstance exists. The sole shareholder of the bank is permitted to waive notice of the shareholders’ meeting.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares such shareholder owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

1)	The name and address of each proposed nominee.

2)	The principal occupation of each proposed nominee.

3)	The total number of shares of capital stock of the association that will be voted for each proposed nominee.

4)	The name and residence address of the notifying shareholder.

5)	The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove the director, when notice of the meeting stating that the purpose or one of the purposes is to remove the director is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.

FIFTH. The authorized amount of capital stock of this association shall be ten thousand shares of common stock of the par value of one hundred dollars ($100) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix. Preemptive rights also must be approved by a vote of holders of two-thirds of the bank’s outstanding voting shares. Unless otherwise specified in these articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in these articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

Shares of one class or series may be issued as a dividend for shares of the same class or series on a pro rata basis and without consideration. Shares of one class or series may be issued as share dividends for a different class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued, unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date authorized by the board of directors for the share dividend.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may: (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share; (c) if there is an established and active market in the association’s stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least three licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights for shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

SIXTH. The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors’ and shareholders’ meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association.

A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

1)	Define the duties of the officers, employees, and agents of the association.

2)	Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

3)	Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

4)	Dismiss officers and employees.

5)	Require bonds from officers and employees and to fix the penalty thereof.

6)	Ratify written policies authorized by the association’s management or committees of the board.

7)

Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

8)	Manage and administer the business and affairs of the association.

9)	Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

10)	Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

11)	Make contracts.

12)	Generally perform all acts that are legal for a board of directors to perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Wilmington, Delaware, without the approval of the shareholders, or with a vote of shareholders owning two-thirds of the stock of such association for a relocation outside such limits and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Wilmington Delaware, but not more than 30 miles beyond such limits. The board of directors shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without approval of shareholders, subject to approval by the Comptroller of the Currency.

EIGHTH. The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH. The board of directors of this association, or any one or more shareholders owning, in the aggregate, not less than 50 percent of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given at least 10 days prior to the meeting by first-class mail, unless the OCC determines that an emergency circumstance exists. If the association is a wholly-owned subsidiary, the sole shareholder may waive notice of the shareholders’ meeting. Unless otherwise provided by the bylaws or these articles, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

TENTH. For purposes of this Article Tenth, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the board of directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the bank in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under these articles of association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution-affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these articles of association and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the board of directors or, if applicable, the stockholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the board of directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the board of directors are named as respondents in an administrative proceeding or civil action and request indemnification, the board shall authorize independent legal counsel to review the indemnification request and provide the board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Article Tenth have been met. If legal counsel opines that said conditions have been met, the board of directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in these articles of association (a) shall be available with respect to events occurring prior to the adoption of these articles of association, (b) shall continue to exist after any restrictive amendment of these articles of association with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these articles of association shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in these articles of association, the bylaws, a resolution of stockholders, a resolution of the board of directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these articles of association shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Article Tenth or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article Tenth shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these articles of association; provided, however, that no such insurance shall include coverage to pay or reimburse any institution-affiliated party for the cost of any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency. Such insurance may, but need not, be for the benefit of all institution-affiliated parties.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association’s board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

EXHIBIT 4

BY-LAWS OF WILMINGTON TRUST, NATIONAL ASSOCIATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

AMENDED AND RESTATED BYLAWS

(Effective as of March 7, 2024)

AMENDED AND RESTATED BYLAWS OF

WILMINGTON TRUST, NATIONAL ASSOCIATION

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be designated by the chair of the Board of Directors, the chief executive officer, the president, the chief operating officer, the secretary, or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting, except such date shall not be a legal holiday in Delaware. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares. In these circumstances, at least 10 days’ notice must be given by first class mail to shareholders.

Section 2. Special Meetings. The chair of the Board of Directors, the president, the chief executive officer, the secretary, or the Board of Directors may call a special meeting of the shareholders. A special meeting shall be called to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

Section 3. Adjournment. If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, the meeting to elect the directors is adjourned before the election takes place, at least ten days’ notice of the new election must be given to the shareholders by first-class mail.

Section 4. Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee;

(2)	The principal occupation of each proposed nominee;

(3)	The total number of shares of capital stock of the association that will be voted for each proposed nominee;

(4)	The name and residence of the notifying shareholder; and

(5)	The number of shares of capital stock of the association owned by the notifying shareholder

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chair of the meeting, and upon his/her instructions, all votes cast for each such nominee may be disregarded.

Section 5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. A director or an attorney of the association may act as proxy for shareholders voting if they are not also employed as an officer of the association. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association. If a meeting for the election of directors is not held on the fixed date, at least 10 days’ notice must be given by first-class mail to the shareholders.

ARTICLE II

Directors

Section 1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the Board of Directors.

Section 2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five members, unless the OCC has exempted the association from the 25-member limit. The exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (a) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; or (b) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the association from the 25-member limit.

Section 3. Qualifications. Each director must be a citizen of the United States and must own in his or her own right either shares of the capital stock of the association or a company that controls the association that has not less than an aggregate par value of $1,000, an aggregate shareholders’ equity of $1,000, or an aggregate fair market value of $1,000. The value of the common or preferred stock held by a director is valued as of the date purchased or the date on which the individual became a director, whichever is greater.

Section 4. Organization Meeting. After each annual meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. Such first regular meeting shall be held at any place as may be designated by the chair, the president or the Board of Directors for such first regular meeting or, in default of such designation, where the immediately preceding meeting of shareholders was held.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such places as may be designated from time to time by the chair. No notice of regular meetings shall be necessary.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called at any time by the chair, the chief executive officer, the president or by a majority of the then- acting directors by vote at a meeting or in writing, or by a majority of the members of the executive committee, if one is constituted, by vote at a meeting or in writing. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of such designation, such meeting shall be held at such place as may be designated in the call. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the Articles of Association or the bylaws.

Section 7. Quorum. A majority of the entire Board then in office shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Article II, Section 11. If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance. No director may vote by proxy.

Section 8. Attendance by Electronic, Telephonic or Similar Means. Any one or more members of the Board of Directors or any committee thereof may participate in a regular or special meeting of such board or committee by, or conduct the meeting through the use of, conference telephone or other communications equipment by which all directors or committee members participating may simultaneously hear each other during the meeting. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 9. Procedures. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the person presiding at the meeting.

Section 10. Removal of Directors. Any director may be removed for cause at any meeting of shareholders, notice of which shall have referred to the proposed action, by vote of the shareholders. Any director may be removed without cause at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the association entitled to vote. Any director may be removed for cause at any meeting of the directors, notice of which shall have referred to the proposed action, by vote of a majority of the entire Board of Directors.

Section 11. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board of Directors may appoint a director to fill such vacancy until the next election at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose in conformance with Section 2 of Article I. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 12. Consent of Directors without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action may be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without a meeting may be in electronic form and delivered by electronic means.

Section 13. Ratification. The board of directors may ratify and make binding on the association any action or inaction by the association or its officers to the extent that the Board of Directors or the shareholders could have originally authorized the matter and as permitted by law. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee, which shall have and may exercise, during the intervals between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the association except as prohibited by law, the Articles of Association or these Bylaws. All acts done and powers conferred by the Executive Committee shall be deemed to be and may be certified as being, done or conferred under authority of the Board of Directors.

Section 2. Trust Audit Committee. Unless delegated pursuant to Section 5 of this Article III, there shall be a Trust Audit Committee composed of not less than 2 directors, appointed by the Board of Directors, which shall, at least once during each calendar year make suitable audits of the association’s fiduciary activities or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles. Such committee: (1) must not include any officers of the association or an affiliate who participate significantly in the administration of the association’s fiduciary activities; and (2) must consist of a majority of members who are not also members of any committee to which the Board of Directors has delegated power to manage and control the fiduciary activities of the bank.

Section 3. Examining Committee. Unless delegated pursuant to Section 5 of this Article III, there shall be an examining committee composed of not less than 2 directors, exclusive of any active officers, appointed by the board of directors annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board of directors at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board of directors such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

Section 4. Other Committees. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than three (3) directors. The Board of Directors may also appoint one or more directors as alternative members of a committee. All acts done and powers conferred by the Board of Directors on committees of the Board of Directors shall be deemed to be and may be certified as being, done or conferred under that authority of the Board of Directors.

Section 5. Delegation of Responsibility and Authority. The responsibility, authority and constitution of any committee under this Article III may, if authorized by law, be given over to a duly constituted committee of the association’s parent corporation by resolution adopted by the Board of Directors.

ARTICLE IV

Officers and Employees

Section 1 Officers. The Board of Directors shall annually, at the Annual Reorganization Meeting of the Board of Directors following the annual meeting of shareholders, appoint or elect a chair of the Board, a chief executive officer, a president, one (1) or more senior executive vice presidents, a corporate secretary, a treasurer, a chief auditor, and such other officers as it may determine, each to hold office until the next Annual Reorganization meeting.

The officers below the level of senior executive vice president may be elected as follows: the head of the Human Resources Department of M&T Bank, or his or her designee, may appoint officers up to and including (without limitation as to title or number) one (1) or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, and assistant auditors, and any other officer positions as they deem necessary and appropriate, except the chair of the board, chief executive officer, president, any “Executive Officer” of the association for the purposes of Regulation O (codified at 12 C.F.R. §215.2(e)(1)), and any “Senior Executive Officer” within the meaning of 12 C.F.R. §5.51(c)(4) may only be appointed by the Board of Directors.

Section 2. Chair of the Board. The Board of Directors shall appoint one of its members to be the chair of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The chair of the Board shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

Section 3. President. The Board of Directors shall appoint one of its members to be the president of the association. The president shall be a member of the Board of Directors. In the absence of the chair, the president shall preside at any meeting of the Board of Directors. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 4. Vice President. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president shall be designated by the Board of Directors, in the absence of the president, to perform all the duties of the president.

Section 5. Secretary. The Board of Directors shall appoint a secretary or other designated officer who shall be secretary of the Board of Directors and of the association and who shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 6. Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more officers, one or more assistant secretaries, one or more assistant treasurers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board of Directors, the chair of the Board, or the president. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

Section 7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

Stock and Stock Certificates

Section 1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to such shareholder’s shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings and related matters and to protect it against fraudulent transfers.

Section 2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed) and shall be signed manually, by facsimile process, or electronic means by the secretary, assistant secretary, treasurer, assistant treasurer, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed and otherwise comply with the requirements of 12

U.S.C. 52 and 12 C.F.R. §7.2016(b).

Section 3. Lost, Stolen or Destroyed Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunder duly authorized by the Board of Directors, may authorize the issue of a substitute certificate or substitute shares in uncertificated form in the place of the certificate so lost, stolen or destroyed.

Section 4. Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 10 days before the meeting.

ARTICLE VII

Corporate Seal

Section 1. Seal. The seal of the association shall be in such form as may be determined from time to time by the Board of Directors. The president, the treasurer, the secretary or any assistant treasurer or assistant secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE VIII

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the association shall be the calendar year.

Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by any officer elected or appointed pursuant to Article IV of these Bylaws. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 2 are supplementary to any other provision of these Bylaws.

Section 3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, treasurer or other officer appointed to act as secretary of the meeting.

Section 4. Corporate Governance Procedures. To the extent not inconsistent with federal banking statutes and regulations, or safe and sound banking practices, the association may follow the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter) with respect to matters of corporate governance procedures.

Section 5. Indemnification. For purposes of this Section 5 of Article VIII, the term “institution-affiliated party” shall mean any institution-affiliated party of the association as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association, then the association shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The association shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the association in advance of the final disposition of such action or proceeding upon (a) a determination by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the association in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the association will not adversely affect the safety and soundness of the association, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the association, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the association. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given under the Articles of Association may be paid by the association in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution- affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these Bylaws and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by shareholders. To the extent permitted by law, the Board of Directors or, if applicable, the shareholders, shall not be required to find that the institution-affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the Board of Directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the Board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the Board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the Board of Directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the Board of Directors are named as respondents in an administrative proceeding or civil action and request indemnification, the Board shall authorize independent legal counsel to review the indemnification request and provide the Board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If legal counsel opines that said conditions have been met, the Board of Directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in the Articles of Association (a) shall be available with respect to events occurring prior to the adoption of these Bylaws, (b) shall continue to exist after any restrictive amendment of these Bylaws with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the association and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these Bylaws shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution-affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in the association’s Articles of Association, these Bylaws, a resolution of shareholders, a resolution of the Board of Directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these Bylaws shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the association or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Section 5 of Article VIII or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Section 5 of Article VIII shall remain fully enforceable.

The association may, upon affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these Bylaws; provided, however, that no such insurance shall include coverage for a final order assessing civil money penalties against such persons by a bank regulatory agency. Such insurance may, but need not, be for the benefit of all institution- affiliated parties.

ARTICLE IX

Inspection and Amendments

Section 1. Inspection. A copy of the bylaws of the association, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

Section 2. Amendments. The Board of Directors shall have the power, at any regular or special meeting thereof, to amend, alter or repeal the bylaws of the association, or to make and adopt new bylaws. These Bylaws may be amended, altered or repealed and new bylaws may be adopted by the shareholders of the association to the extent and as permitted in the Articles of Association or applicable law.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WILMINGTON TRUST, NATIONAL ASSOCIATION

Dated: November 7, 2025	By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

EXHIBIT 7

REPORT OF CONDITION

WILMINGTON TRUST, NATIONAL ASSOCIATION

As of the close of business on September 30, 2025

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	656,466
Securities:	1,107
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	27,737
Premises and fixed asset	26,515
Other real estate owned:	0
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	0
Other assets:	69,238
Total Assets:	781,153

LIABILITIES	Thousands of Dollars
Deposits	5,219
Federal funds purchased and securities sold under agreements to repurchase	0
Other borrowed money:	0
Other Liabilities:	110,863
Total Liabilities	116,082

EQUITY CAPITAL	Thousands of Dollars
Common Stock	1,000
Surplus	357,898
Retained Earnings	306,169
Accumulated other comprehensive income	4
Total Equity Capital	665,071

Total Liabilities and Equity Capital	781,153